UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2017

CYTRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650
Los Angeles, California  90049
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 826-5648

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                     The disclosures made below under Item 7.01, Regulation FD Disclosure, are incorporated by reference into this Item 5.02.

Item 7.01.   Regulation FD Disclosure.

     On November 6, 2017, CytRx Corporation (the "Company") announced the strategic realignment of its drug development efforts for advancing new drug candidates based on its LADR™ (Linker Activated Drug Release) Technology Platform.  Going forward, CytRx's drug development, manufacturing and regulatory activities will be led by Hurley Consulting Associates Ltd., an international consulting organization based in Summit, New Jersey, which has been providing strategic consulting to the Company since 2015.

     In conjunction with the expanded relationship with Hurley Consulting Associates, Dr. Shanta Chawla, the Company's Senior Vice President of Drug Development, retired from the Company effective October 31, 2017.

     Attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release issued by the Company on November 6, 2017, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d)  Exhibits.
Exhibit No.	Description
99.1	Press Release dated November 6, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: November 8, 2017	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Title: Chief Financial Officer